UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 30, 2012

       Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-151434

20-2000407

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

100 King St. W., Suite 5700, Toronto, Ontario, Canada

M5X 1K7

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(647) 847-8350

______________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2012, our Board of Directors authorized a forward stock split of the issued and outstanding shares of our common stock, par value $0.001, on a 3 for 1 basis. We filed a Certificate of Change on March 5, 2012 with an effective date of March 30, 2012 (the “Effective Date”). Although the Certificate was filed and approved with the State of Nevada, the stock split would not be effected until we received approval by the Financial Industry Regulatory Authority, Inc., or FINRA. On March 28, 2012, we received approval and confirmation from FINRA of the announcement of the foregoing stock split which would be effective in the market on March 30, 2012.

As approved by FINRA, each holder of common stock will receive 2 additional shares of our common stock for each share of our common stock they own on the Record Date. As such the number of authorized common shares shall be correspondingly increased from 75,000,000 to 225,000,000 after the change.

A copy of the Certificate of Change filed with the Nevada Secretary of State is attached to this current report as Exhibit 3.1 and is included herein by reference.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

3.1

Certificate of Change filed with the Nevada Secretary of State, dated March 5, 2012 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Portlogic Systems Inc.

(Registrant)

Date: April 4, 2012

/s/ Jueane Thiessen

(Signature)

Name:

Jueane Thiessen

Title:

Chief Financial Officer